                                                      Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ----------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER
                            THE SECURITIES ACT OF 1933

                                  ----------

                                 RADYNE CORP.
              (Exact name of registrant as specified in its charter)

                                   NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                 11-2569467
                     (I.R.S. Employer Identification No.)

                             3138 E. ELWOOD STREET
                             PHOENIX, ARIZONA 85034
                    (Address of Principal Executive offices)

                       1996 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                           JOHN B. WADE, III, ESQ.
                            DORSEY & WHITNEY LLP
                              250 PARK AVENUE
                          NEW YORK, NEW YORK 10177
                               (212) 415-9200
           (Name, Address and Telephone Number of Agent for Service)

                 CALCULATION OF REGISTRATION FEE
====================================================================

                                PROPOSED    PROPOSED
TITLE OF                        MAXIMUM     MAXIMUM
SECURITIES       AMOUNT         OFFERING    AGGREGATE     AMOUNT OF
TO BE            TO BE          PRICE PER   OFFERING      REGISTRATION
REGISTERED       REGISTERED     SHARE       PRICE         FEE
--------------------------------------------------------------------
Common Stock,
 Par value
 $0.002
 per share       900,000 shs.    $3.00(1)   $2,587,500.00  $719.33
--------------------------------------------------------------------

   Total         900,000 shs.               $2,587,500.00  $719.33
====================================================================

(1) Calculated pursuant to Rule 457(h)(1) on the basis of the last reported sale price of the Registrant's Common Stock as of November 16, 1998.



                            ---------


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          The Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No.
333-23159, filed under the Securities Act of 1933 on March 12,
1997.

ITEM 8.   EXHIBITS.

          See the Exhibit Index on page II-4 of this Registration
          Statement.

                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 6, 1998.


                              RADYNE CORP.



                              By: /s/ ROBERT C. FITTING
                                  ------------------------
                                  Robert C. Fitting
                                  President



                              --------
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Fitting, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Radyne Corp., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                     TITLE                                DATE


/s/ ROBERT C. FITTING         President                       November 6, 1998
---------------------         (Principal Executive
Robert C. Fitting             Officer); Director

/s/ GARRY D. KLINE            Vice President - Finance,       November 6, 1998
-------------------           Principal Financial Officer
Garry D. Kline



/s/ LIM MING SEONG            Chairman of the                 November 6, 1998
-----------------------       Board of Directors
Lim Ming Seong


/s/ LEE YIP LOI               Director                        November 6, 1998
--------------------
Lee Yip Loi



/s/ CHAN WEE PIAK             Director                        November 6, 1998
----------------------
Chan Wee Piak



/s/ ROBERT A. GRIMES          Director                        November 6, 1998
-----------------------
Robert A. Grimes



/s/ DENNIS ELLIOTT            Director                        November 6, 1998
-----------------------
Dennis Elliott

                         EXHIBIT INDEX


EXHIBIT NO.

     (4)  -    Amendment No. 1 to Registrant's 1996 Incentive Stock Option Plan,
               including forms of option agreements.

     (5)  -    Opinion of Dorsey & Whitney LLP

     (24)(a) - Consent of Dorsey & Whitney LLP (included in Exhibit 5).

     (24)(b) - Consent of Deloitte & Touche LLP